AMERICAN BEACON FUNDS

C CLASS

DISTRIBUTION PLAN

AMENDED AND RESTATED SCHEDULE A

As noted in Paragraph 1 of the American Beacon Funds C Class Distribution Plan, the following Funds have adopted the American Beacon Funds C Class Distribution Plan:

American Beacon Acadian Emerging Markets Managed Volatility Fund

American Beacon Balanced Fund

American Beacon Bridgeway Law Cap Value Fund

American Beacon Earnest Partners Emerging Markets Equity Fund

American Beacon Emerging Markets Fund

American Beacon Flexible Bond Fund

American Beacon High Yield Bond Fund

American Beacon Holland Large Cap Growth Fund

American Beacon Intermediate Bond Fund

American Beacon International Equity Fund

American Beacon Large Cap Value Fund

American Beacon Mid-Cap Value Fund

American Beacon Retirement Income and Appreciation Fund

American Beacon SGA Global Growth Fund

American Beacon SiM High Yield Opportunities Fund

American Beacon Short-Term Bond Fund

American Beacon Small Cap Value Fund

American Beacon Stephens Mid-Cap Growth

American Beacon Stephens Small Cap Growth Fund

American Beacon The London Company Income Equity Fund

American Beacon Treasury Inflation Protected Securities Fund

American Beacon Zebra Global Equity Fund

American Beacon Zebra Small Cap Equity Fund

Dated: August 26, 2013